Exhibit 3.25

BYLAWS

OF

FAIRWAYS 340 CORP.

(the “Corporation”)

ARTICLE I - MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. All annual or other meetings of stockholders shall be held at the principal executive office of the Corporation, or at any other place within or without the State of Delaware that may be designated either by the Board of Directors or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the Secretary of the Corporation.

Section 2. Annual Meetings. The annual meetings of shareholders shall be held on such date and time as shall be designated from time to time by the Board of Directors in accordance with these Bylaws. At such meetings, the stockholders shall elect directors and may transact any other business that is within the powers of the stockholders.

Written notice of each annual meeting shall be given to each stockholder entitled to vote, either personally or by first-class mail or other means of written communication, charges prepaid, addressed to such stockholder at such stockholder’s address appearing on the books of the Corporation or given by such stockholder to the Corporation for the purpose of notice. If any notice or report addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the stockholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the stockholder upon written demand of the stockholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other stockholders. If a stockholder gives no address, notice shall be deemed to have been given to such stockholder if sent by mail Or other means of written communication addressed to the place where the principal executive office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the country in which said principal executive office is located.

All such notices shall be given to each stockholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the Secretary, Assistant Secretary, or any transfer agent of the Corporation shall be prima facie evidence of the giving of the notice.

Such notice shall specify:

(a) the place, the date, and the hour of such meeting;

(b) if directors are to be elected, the names of nominees intended at the time of the notice to be presented by the Board for election; and

(c) such other matters that the Board of Directors, at the time of the mailing of the notice, intends to present for action by the stockholders.

Section 3. Special Meetings. The Chairman of the Board, the President, the Board of Directors, or one or more stockholders holding not less than twenty percent (20%) of the outstanding voting shares may call a special meeting of the stockholders at any time for the purpose of taking any action permitted to be taken by the stockholders under the General Corporation Law or the Certificate of Incorporation. Upon request in writing that a special meeting of stockholders be called for any purpose, directed to the Chairman of the Board or the President by any other person (other than the Board of Directors) entitled to call a special meeting of stockholders, such officer forthwith shall cause notice to be given to stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. Except in special cases where other express provision is made by statute, notice of such special meeting shall be given in the same manner as for annual meetings of stockholders. In addition to the matters required by subsection (a) of Section 2 of this Article I, notice of any special meeting shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

Section 4. Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. Shares of its stock owned by the Corporation or any subsidiary (except shares held in a fiduciary capacity) shall not be counted for quorum purposes.

Section 5. Adjourned Meeting and Notice Thereof. Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 4 of this Article I.

When any stockholders’ meeting, either annual or special, is adjourned for thirty (30) days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

Section 6. Voting. At all meetings of stockholders, every stockholder entitled to vote shall have the right to vote in person or by proxy the number of shares standing in the name of such stockholder on the stock records of the Corporation on the record date for such meeting.

Shares of its stock owned by the Corporation or any subsidiary (except shares held in a fiduciary capacity) shall not be entitled to vote. Unless a record date for voting purposes be fixed as provided in Section 1 of Article V of these Bylaws then only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business next preceding the day on which the meeting of stockholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the Board of Directors or holders of a majority of the outstanding shares entitled to vote present in person or by proxy at such meeting shall so determine. Except with respect to election of directors as provided below, the affirmative vote on any matter by a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the law. Subject to the requirements of the next sentence, every stockholder entitled to vote at any election for directors shall have the right to cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are entitled, or to distribute votes on the same principle among as many candidates as the stockholder shall think fit. No stockholder shall be entitled to cumulative votes unless (i) cumulative voting is required (and not merely permitted) under applicable law, and (ii) the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any stockholder has given notice at the meeting prior to the voting, of such stockholder’s intention to cumulate votes. The candidates receiving the highest number affirmative votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected; votes against the candidate and votes withheld shall have no effect.

Section 7. Validation of Defectively Called or Noticed Meetings. The proceedings and transactions of any meeting of stockholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law or these Bylaws to be included in the notice but not so included, if such objection is expressly made at the meeting; provided, however, that any person making such objection at the beginning of the meeting or to the consideration of matters required to be but not included in the notice may orally withdraw such objection at the meeting or thereafter waive such objection by signing a written waiver thereof or a consent to the holding of the meeting or the consideration of the matter or an approval of the minutes of the meeting. Neither the business to be transacted nor the purpose of any annual or special meeting of stockholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 8. Action Without Meeting. Directors may be elected without a meeting by consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of directors, provided that, without notice except as hereinafter set forth, a director may be elected at any time to fill a vacancy, other than to fill a vacancy created by removal and not filled by the directors, by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.

Any other action that may be taken at a meeting of stockholders may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all stockholders entitled to vote have been solicited in writing,

(a) The Corporation shall give notice of any proposed stockholder approval of (i) a contract or other transaction with an interested director, (ii) indemnification of an agent of the Corporation as authorized by Section 16 of Article II of these Bylaws, (iii) a reorganization of the Corporation, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, at least ten (10) days before the consummation of the action authorized by such approval; and

(b) The Corporation shall give prompt notice of the taking of any other corporate action approved by stockholders without a meeting by less than unanimous written consent, to those stockholders entitled to vote who have not consented in writing. The Corporation shall give such notices in the manner as provided in Section 2 of Article I of these Bylaws.

Unless, as provided in Section 1 of Article V of these Bylaws, the Board of Directors has fixed a record date for the determination of stockholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the Secretary of the Corporation.

Any stockholder giving a written consent, or the stockholder’s proxy holder, or a transferee of the shares or a personal representative of the stockholder or their respective proxy holders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

Section 9. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or the duly authorized agent of such person and filed with the Secretary of the Corporation or the persons appointed as inspectors of election; provided that no such proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force. Every proxy duly executed continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto. Except as otherwise provided by law, such revocation may be effected as to any meeting by attendance at such meeting and voting in person by the person executing the proxy or by a writing stating that the proxy is revoked or a proxy bearing a later date executed by the person executing the prior proxy and presented to the meeting or filed with the Secretary of the Corporation or the persons appointed as inspectors of election.

Section 10. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors be not so appointed, the chairman of any such meeting may, and on the request of stockholders or their proxies shall holding a majority of the shares entitled to vote present in person or by proxy, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of stockholders and/or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any stockholder or a stockholder’s proxy shall, be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the chairman of the meeting.

The duties of such inspectors shall include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close and the results of all votes; and such acts as may be proper to conduct the election or vote with fairness to all stockholders. In the determination of the validity and effect of proxies the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 11. List of Stockholders Entitled to Vote. The Secretary shall prepare, at least ten (10) days prior to every meeting of stockholders, a complete list of all stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The Secretary shall also keep at copy of the list at the meeting during the whole time thereof, and any stockholder who is present may inspect the list. The Corporation’s stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE II - DIRECTORS

Section 1. Powers. Subject to limitations of the Certificate of Incorporation and of the General Corporation Law as to action to be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by these Bylaws, the Board of Directors shall exercise all corporate powers and shall manage the businesses and affairs of the Corporation.

Section 2. Number and Qualification of Directors. The authorized number of directors shall be two (2). Directors need not be stockholders.

Section 3. Election and Term of Office. The Board of Directors shall initially consist of the persons selected as directors by the incorporator. The directors shall be elected at each annual meeting of stockholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. All directors shall hold office until their respective successors are elected, subject to the General Corporation Law and the provisions of these Bylaws with respect to vacancies on the Board.

Section 4. Resignation and Removal of Directors. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation, in which case such resignation shall be effective at the time specified. Unless such resignation specifies otherwise, its acceptance by the Corporation shall not be necessary to make it effective. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Any or all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote; provided, however, and only if cumulative voting is required (and not merely permitted) under applicable law, that no director may be removed (unless the entire Board of Directors is removed) when the votes cast against removal (or, if such action is taken by written consent, the shares held by persons not consenting in writing to such removal) would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the directors’ most recent election were then being elected. No reduction of the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.

Section 5. Vacancies. A vacancy in the Board of Directors shall be deemed to exist in case of the death, resignation, or removal of any director, if a director has been declared of unsound mind by order of court or convicted of a felony, if the authorized number of directors is increased, or if the stockholders fail to elect one or more directors at any annual or special meeting of stockholders at which the election of directors is to be held.

Vacancies on the Board of Directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until such director’s successor is elected at an annual or a special meeting of the stockholders. A vacancy on the

Board of Directors created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), or by the written consent of the holders of a majority of the outstanding shares.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal shall require the consent of holders of a majority of the outstanding shares entitled to vote.

Section 6. Place of Meeting. Meetings of the Board of Directors shall be held at any place within or without the State of Delaware that has been designated in the notice or written waiver of notice of the meeting, or, if not stated in the notice or waiver of notice or there is no notice, designated by resolution of the Board of Directors or, either before or after the meeting, consented to in writing by all members of the Board who were not present at the meeting. In the absence of such designation regular meetings shall be held at the principal executive office of the Corporation.

Section 7. Annual Meeting. Immediately following each annual meeting of stockholders, the Board of Directors shall hold an annual meeting at the place of said annual meeting of stockholders or at such other place as shall be fixed by the Board of Directors, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

Section 8. Regular Meetings. Regular meetings shall be held at such times as the Board of Directors from time to time may establish.

Section 9. Special Meetings. The Chairman of the Board, the President, or any two directors may call a special meeting of the Board of Directors for any purpose or purposes at any time.

Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone, facsimile, electronically, telegraph, overnight courier, or mail, charges prepaid, addressed each director at such director’s address as it is shown on such records of the Corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail in the place in which the principal executive office of the Corporation is located at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone, facsimile, electronically, telegraph, or overnight courier, as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Delivery as provided above shall be due, legal, and personal notice to each director.

Any notice shall state the date, place, and hour of the meeting and the general nature of the business to be transacted, and no other business may be transacted at the meeting.

Section 10. Action Without Meeting. The Board of Directors may take any action without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors and shall have the same force and effect as a unanimous vote of such directors.

Section 11. Action at a Meeting; Quorum and Required Vote. Presence of a majority of the authorized number of directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the Certificate of Incorporation, or by these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of director, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

Section 12. Validation of Defectively Called or Noticed Meetings. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 13. Adjournment. A quorum of the directors may adjourn any directors’ meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the directors present at any directors’ meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Section 14. Notice of Adjournment. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 15. Fees and Compensation. Directors and members of committees shall receive reimbursement for their expenses incurred in attending meetings as directors or members of committees, but shall not receive compensation for their services as directors or members of committees unless these payments are fixed by resolution of the Board. Directors and members of committees may receive compensation and reimbursement for their expenses incurred as officers, agents, or employees of or for other services incurred as officers, agents, or employees of or for other services performed for the Corporation as approved by the Chairman of the Board or the President without authorization, approval, or ratification by the Board.

Section 16. Indemnification of Agents of the Corporation; Purchase of Liability Insurance.

(a) For the purpose of this Section, “agent” shall means any person who is or was a director, officer, employee, or other agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that predecessor corporation of this Corporation or of another enterprise at the request of such predecessor corporation; “proceeding” shall mean any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” shall include, without limitation, attorneys’ fees and all expenses of establishing a right to indemnification under subdivisions (d) or (e) of this Section 16.

(b) This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonable incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of this Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

(c) This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of this Corporation and its stockholders. No indemnification shall be made under this subdivision for any of the following:

(1) In respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to this Corporation in the performance of such person’s duty to this Corporation and its stockholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

(2) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

(3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

(d) To the extent that an agent of this Corporation has been successful on the merits in defense of any proceeding referred to in subdivisions (b) or (c) of this Section 16, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(e) Except as provided in the Certificate of Incorporation or in subdivision (d) of this Section 16, any indemnification under this Section shall be made by this Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivisions (b) or (c) of this Section 16; by any of the following:

(1) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

(3) Approval or ratification by the affirmative vote of a majority of the shares of this Corporation entitled to vote represented at a duly held meeting at which a quorum is present or by written consent of holders of a majority of the outstanding shares entitled to vote. For such purpose, the shares owned by the person to be indemnified shall not be considered, outstanding or entitled to vote thereon; or

(4) The court in which such proceeding is or was pending, upon application made by this Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or person is opposed by this Corporation.

(f) This Corporation may advance expenses incurred by an agent in defending any proceeding prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Section 16.

(g) The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Section 16 shall affect any right to indemnification to which persons other than directors and officers of this Corporation or any subsidiary hereof may be entitled by contract or otherwise.

(h) No indemnification or advance shall be made under this Section 16, except as provided in subdivisions (d) or (e)(3) of this Section 16, in any circumstance where it appears:

(1) That it would be inconsistent with the Certificate of Incorporation, a resolution of the stockholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

(i) Upon and in the event of a determination by the Board of Directors to purchase such insurance, this Corporation shall purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not this Corporation would have the power to indemnify the agent against such liability under the provisions of this Section 16.

ARTICLE III - COMMITTEES OF THE BOARD

Section 1. Designation of Committees. By resolution adopted by a majority of the authorized number of directors, the Board of Directors may designate an executive and other committees, each consisting of one (1) or more directors, and may designate one (1) or more directors as alternate members who may replace any absent or disqualified member at any meeting of the committee, all of whom are to serve at the pleasure of the Board.

Section 2. Powers of Committees. Any committee, to the extent provided in a resolution of the Board, shall have all of the authority of the Board, except with respect to:

(a) the approval of any action for which the General Corporation Law or the Certificate of Incorporation also requires stockholder approval;

(b) the filling of vacancies on the Board or in any committee;

(c) the fixing of compensation of the directors for serving on the Board or on any committee;

(d) the adoption, amendment, or repeal of these Bylaws;

(e) the amendment or repeal of any resolution of the Board;

(f) any distribution to the stockholders, except at a rate or in a periodic amount or within a price range determined by the Board;

(g) the appointment of other committees of the Board or the members thereof; and

(h) the approval of any action for which the General Corporation Law or the Certificate of Incorporation requires the approval of the entire Board.

Section 3. Committee Rules. The Board may prescribe appropriate rules, not inconsistent with these Bylaws, by which proceedings of any committee shall be conducted. The provisions of these Bylaws relating to the calling of meetings of the Board, notice of meetings of the Board and waiver of such notice, adjournments of meetings of the Board, written consents to

Board meetings and approval of minutes, action by the Board by consent in writing without a meeting, the place of holding such meetings, meetings by conference telephone or similar communications equipment, the quorum for such meetings, the vote required at such meetings, and the withdrawal of directors after commencement of a meeting shall apply to committees of the Board and action by such committees. In addition, any member of the committee designated by the Board as the chairman of the committee or any two (2) members of a committee may call meetings of the committee. Regular meetings of any committee may be held without notice if the time and place of such meetings are fixed by the Board of Directors or the committee.

ARTICLE IV - OFFICERS

Section 1. Officers. The officers of the Corporation shall be a President, a Chief Financial Officer, and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Financial Officers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. One person may hold two or more offices.

Section 2. Election. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 3 or 5 of this Article IV, shall be chosen annually by the Board of Directors, and each shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or such officer’s successor shall be elected and qualified.

Section 3. Subordinate Officers. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office, for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

Section 4. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be converted by the Board of Directors (subject, in each case, to the rights, if any, of an officer under any contract of employment).

Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary without prejudice, however, to the rights, if any, of the Corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 6. Chairman of the Board. The Board of Directors may, in its discretion, elect a Chairman of the Board, who unless otherwise determined by the Board of Directors, shall preside at all meetings of stockholders and of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. Only if expressly provided by the Board of Directors shall the Chairman of the Board be the Chief Executive Officer of the Corporation and have the powers and duties usually vested in the office of chief executive officer of a corporation.

Section 7. President. Subject to the supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the general manager of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall be an ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers, and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 8. Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, or if there has been no such designation, the Vice President designated by the President, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, or the President.

Section 9. Chief Financial Officer. The Chief Financial Officer of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of the transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors, these Bylaws, or the President.

The Assistant Financial Officer, or if there be more than one, any Assistant Financial Officer, may perform any or all of the duties and exercise any or all of the powers of the Chief Financial Officer unless prohibited from doing so by the Board of Directors, the President, or the Chief Financial Officer, and shall have such other powers and duties as may be prescribed by the Board of Directors, these Bylaws, the President, or the Chief Financial Officer.

Section 10. Secretary. The Secretary shall keep or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may order, a book of minutes of actions taken at all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws. If the Secretary refuses or fails to give notice of any meeting lawfully called, any other officer of the Corporation may give notice of such meeting.

The Assistant Secretary, or if there be more than one, any Assistant Secretary, may perform any or all of the duties and exercise any or all of the powers of the Secretary unless prohibited from doing so by the Board of Directors, the President, or the Secretary, and shall have such other powers and duties as may be prescribed by the Board of Directors, these Bylaws, the President, or the Secretary.

ARTICLE V - MISCELLANEOUS

Section 1. Record Date. The Board of Directors may fix a time in the future as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, exchange of shares, or any other lawful action. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed. When a record date is so fixed, only stockholders of record at the close of business on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Certificate of Incorporation or these Bylaws.

Section 2. Inspection of Corporate Records. Any stockholder of record, in person or by attorney or agent, shall, upon written demand under oath stating the purpose thereof, have the right during usual business hours to inspect for any proper purpose the stock ledger, stockholder list, and all other books and records of this Corporation or any subsidiary, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney that authorizes the attorney or agent to act on behalf of the stockholder. The demand under oath shall be directed to this Corporation at its principal executive office.

If this Corporation’s stock ledger and stockholder list are maintained by a transfer agent, then any stockholder of record, in person or by attorney or agent, shall, upon written demand under oath stating the purpose thereof, have the right to obtain from the transfer agent upon five (5) business days prior written demand and upon the tender of its usual charges, a list of the stockholders’ names who are entitled to vote for the election of directors, and their addresses and share holdings, as of the most recent record date for which the transfer agent has compiled such a list. The transfer agent shall make such list available on or before five (5) business days after the demand is received.

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the Corporation. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

Section 3. Checks, Drafts, Etc. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors. The. Board of Directors may authorize one or more officers of the Corporation to designate the person or persons authorized to sign such documents and the manner in which such documents shall be signed.

Section 4. Annual and Other Reports. Any requirement of law that this Corporation send an annual report to the stockholders is hereby expressly waived to the greatest extent permissible.

If no annual report for the last fiscal year has been sent to the stockholders, the Corporation shall, upon the written request of a stockholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request within thirty (30) days thereafter a balance sheet as of the end of the last fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that such statements were prepared without audit from the books and records of the Corporation.

A stockholder or stockholders holding at least five percent (5%) of the outstanding shares of any class of the Corporation may make a written request to the Corporation for an income statement of the Corporation of the three (3)-month, six (6)-month, or nine (9)-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the Corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to stockholders and one is required pursuant to this section, the annual report for the last fiscal year. The Corporation shall use its best efforts to deliver or mail the statements to the person making the request within thirty (30) days thereafter. A copy of any such statements shall be kept on file in the principal executive office of the Corporation for twelve (12) months and they shall be exhibited at all reasonable times to any stockholder demanding an examination of them or a copy shall be mailed to such stockholder.

The quarterly income statements and balance sheets referred to in this Section 4 shall be accompanied by the report thereon, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that such financial statements were prepared without audit from the books and records of the Corporation.

Unless otherwise determined by the Board of Directors or the Chief Financial Officer, the Chief Financial Officer and any Assistant Financial Officer are each authorized officers of the Corporation to execute the certificate that the annual report and quarterly income statements and balance sheets referred to in this Section 4 were prepared without audit from the books and records of the Corporation.

Any report sent to the stockholders shall be given personally or by first-class mail or other means of written communication, charges prepaid, addressed to such stockholder at the address of such stockholder appearing on the books of the Corporation or given by such stockholder to the Corporation for the purpose of notice or set forth in the written request of the stockholder as provided in this Section 4. If any report addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the report to the stockholder at such address, all future reports shall be deemed to have been duly given without further mailing if the same shall be available for the stockholder upon written demand of the stockholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the report to all other stockholders. If no address appears on the books of the Corporation or is given by the stockholder to the Corporation for the purpose of notice or is set forth in the written request of the stockholder as provided in this Section 4, such report shall be deemed to have been given to such stockholder if sent by mail or other means of written communication addressed to the place where the principal executive office of the Corporation is located, or if published at least once in a newspaper of general circulation in the county in which the principal executive office is located. Any such report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such report in accordance with the foregoing provisions, executed by the Secretary, Assistant Secretary, or any transfer agent of the Corporation shall be prima facie evidence of the giving of the report.

Section 5. Contracts, Etc., How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

Section 6. Certificate for Shares. Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board, the President, or any Vice President and by the Chief Financial Officer, any Assistant Financial Officer, the Secretary, or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any of the signatures on the certificate may be facsimile, provided that in such event at least one signature, including that of either officer or the Corporation’s registrar or transfer agent, if any, shall be manually signed. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

Any such certificate shall also contain such legend or other statement as may be required by the General Corporation Law, federal and all applicable state securities laws, and any agreement between the Corporation and the issuee thereof, and may contain such legend or other statement as may be required by any other applicable law, regulation, or agreement.

Certificates for shares may be issued prior to full payment under such restriction and for such purposes as the Board of Directors or these Bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state on the face thereof the amount remaining unpaid and the terms of payment thereof.

No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and canceled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the other certificate if (1) the old certificate is lost, apparently destroyed, or wrongfully taken; (2) the request for the issuance of the new certificate is made within a reasonable time after the owner of the certificate has notice of its loss, destruction, or theft; (3) the request for the issuance of a new certificate is made prior to the receipt of notice by the Corporation that the old certificate has been acquired by a bona fide purchaser; (4) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the Corporation (which requirement maybe waived by the Board of Directors); and (5) the owner satisfies all other reasonable requirements imposed by the Corporation. In the event of the issuance of a new certificate, the rights and liabilities of the Corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Sections 8104 and 8405 of the Uniform Commercial Code.

Section 7. Stockholders Agreements. The shares of the common stock of the Corporation shall be subject to restrictions on sale and transfer, refusal rights in favor of the Corporation and one or more stockholders, and such other terms as shall be set forth in one or more Stockholders Agreements or Stock Purchase Agreements between and among the stockholders and the Corporation, as such agreements may be amended from time to time in accordance with its terms.

Section 8. Representation of Shares of Other Corporations. Unless the Board of Directors shall otherwise determine, the Chairman of the Board, the President, any Vice President, and the Secretary of this Corporation are authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 9. Inspection of Bylaws. This Corporation shall keep in its principal executive office the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

Section 10. Seal. The Corporation shall have a common seal, and shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the words “INCORPORATED” and “DELAWARE” or an abbreviation thereof.

Section 11. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, or entity in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because such director or directors or officer or officers vote or votes are counted for such purpose if (i) the material facts as to the director’s or directors’ or officer’s or officers’ relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders, or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee that authorizes the contract or transaction.

Section 12. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation or other entity as well as a natural person.

ARTICLE VI - AMENDMENTS

Section 1. Power of Stockholders. New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written assent of stockholders entitled to vote such shares, except as otherwise provided by law or by the Certificate of Incorporation.

Section 2. Power of Directors. Subject to the right of stockholders as provided in Section 1 of this Article VI to adopt, amend, or repeal bylaws, the Board of Directors may adopt, amend, or repeal these Bylaws, other than a bylaw or amendment thereof changing the authorized number of directors.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify that:

1. I am the duly elected and acting Secretary of Fairways 340 Corp., a Delaware corporation (the “Corporation”); and

2. The foregoing bylaws constitute the bylaws of the Corporation as duly adopted by Written Consent In Lieu of First Meeting of the Board of Directors of the Corporation dated as of January 31, 2006.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation this 2nd day of February, 2006.

/s/ William J. McMorrow
William J. McMorrow,
Secretary